UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2007

OUTDOOR CHANNEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17287	33-0074499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43445 Business Park Drive, Suite 103

Temecula, California 92590

(Address of principal executive offices, including zip code)

(951) 699-6991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01               Changes in Registrant’s Certifying Accountant.

(a)           On September 21, 2007, Outdoor Channel Holdings, Inc. (the “Company”) dismissed J.H. Cohn LLP (“J.H. Cohn”) as the Company’s independent registered public accounting firm. The decision to dismiss J.H. Cohn was approved by the Audit Committee of the Board of Directors of the Company. J.H. Cohn served as the Company’s independent registered public accounting firm since January 6, 1999.

The audit report of J.H. Cohn on the financial statements of the Company for the year ended December 31, 2006 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.  The audit report of J.H. Cohn on the Company’s internal control over financial reporting as of December 31, 2006 contained an unqualified opinion on management’s assessment of internal control over financial reporting as of December 31, 2006, and an adverse opinion on the effectiveness of internal control over financial reporting.  The reports of J.H. Cohn on the financial statements of the Company for the fiscal year ended December 31, 2005 and the Company’s internal control over financial reporting as of December 31, 2005, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2006 and 2005 and through September 21, 2007, there have been no disagreements with J.H. Cohn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of J.H. Cohn, would have caused J.H. Cohn to make reference thereto in its reports on the financial statements of the Company for such years.

During the years ended December 31, 2006 and 2005 and through September 21, 2007, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as described below.

As previously reported in the Company’s Annual Report on Form 10-K filed on March 30, 2007, the Company’s management team concluded that there was a material weakness in the Company’s internal controls as of December 31, 2006 resulting from inadequate financial department staffing and a lack of financial accounting expertise necessary to properly account for certain complex or non-routine transactions and because of the effects of such material weakness in the achievement of the objective of the control criteria, in the opinion of J.H. Cohn, the Company had not maintained effective internal control over financial reporting as of December 31, 2006.

The Company has furnished a copy of the above disclosure to J.H. Cohn prior to the filing of this Form 8-K and has requested that J.H. Cohn furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of such letter is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)           On September 21, 2007, the Company engaged Ernst & Young LLP (“E&Y”) as its new independent registered public accounting firm, effective immediately. E&Y will audit the Company’s financial statements for the fiscal year ending December 31, 2007. The decision to engage E&Y was made by the Audit Committee of the Company.

Prior to the engagement of E&Y, neither the Company nor anyone on behalf of the Company consulted with E&Y during the Company’s two most recent fiscal years and through September 21, 2007 in any manner regarding either: (A) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (B) any matter that was the subject of either a disagreement or a reportable event (as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K), nor regarding any of the matter or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter from J.H. Cohn LLP to the Securities and Exchange Commission dated September 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.

Date: September 26, 2007	/s/ William A. Owen

William A. Owen

Chief Financial Officer

INDEX TO EXHIBITS

16.1	Letter from J.H. Cohn LLP to the Securities and Exchange Commission dated September 26, 2007.